EXHIBIT 99.1

Illini Corporation
3200 West Iles Avenue
Springfield, Illinois  62711
Tel (217) 787 –5111  Fax (217) 547-9659

NEWS RELEASE

For Immediate Release

Media Contact:

Dennis Guthrie

217/787-5111, Extension 214

ILLINI ANNOUNCES EARNINGS

SPRINGFIELD, IL.  July 21, 2005.  Gaylon E. Martin, President of Illini Corporation (OTC:ILIN), announced the earnings of Illini Corporation.  Earnings for the six months ending June 30, 2005 were $762,000, or $1.50 per share, compared to an operating loss of $1,291,000, or ($3.12) per share, for the six months ending June 30, 2004.  Illini had total assets of $253.5 million at June 30, 2005, an increase of 6.7% over the $237.5 million as of June 30, 2004.  Illini is headquartered in Springfield and owns Illini Bank and Farmers State Bank of Camp Point.

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This news release may include forward-looking statements based on the Company’s expectations and assumptions that are subject to numerous risks and uncertainties that could cause actual results to materially differ from those anticipated. Such risks and uncertainties include, among others, general business and economic conditions, and competitive and regulatory actions.

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2005 and December 31, 2004

(Unaudited)

	June 30, 2005	December 31, 2004
	(dollars in thousands)
ASSETS
Cash and due from banks	$5,514	$8,136
Interest-bearing deposits in other banks	66	66
Federal funds sold	2,310	3,359
Cash and cash equivalents	7,890	11,561
Investment securities available for sale, at fair value	80,855	56,161
Loans, net of allowance for loan losses of $2,246 and $2,412	147,302	156,160
Federal Home Loan Bank stock	886	863
Premises and equipment	5,997	5,903
Accrued interest receivable	1,612	1,649
Other real estate owned	1,233	994
Goodwill	1,856	1,856
Other assets	5,832	2,369
Total Assets	$253,463	$237,516
LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$33,149	$37,569
Interest-bearing deposits:
NOW and money market accounts	55,209	57,797
Savings deposits	22,829	21,902
Time deposits, $100,000 and over	22,761	13,209
Other time deposits	77,539	68,242
Total Deposits	211,487	198,719
Federal funds purchased and securities sold under agreements to repurchase	1,450	1,392
Borrowings	11,000	13,298
Subordinated debentures	9,000	9,000
Accrued interest payable	902	813
Other liabilities	1,666	869
Total Liabilities	235,505	224,091

Shareholders’ equity
Preferred stock, $0.01 par value, authorized and unissued 10,000,000 shares	—	—
Common stock, $0.01 par value, authorized 45,000,000 shares; 698,289 shares issued at June 30, 2005 and 571,789 shares at December 31, 2004	7	6
Capital surplus	13,059	9,038
Retained earnings	11,268	10,615
Accumulated other comprehensive income	701	843
Less: Treasury shares, at cost, 157,260 shares	(7,077)	(7,077)
Total Shareholders’ Equity	17,958	13,425
Total Liabilities and Shareholders’ Equity	$253,463	$237,516

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME / (LOSS)

Three Months and Six Months Ended June 30, 2005 and 2004

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$2,529	$2,976	$4,903	$5,898
Investment securities:
Taxable	624	226	1,024	516
Exempt from federal income taxes	165	179	351	360
Federal funds sold and interest-bearing deposits	19	24	60	30
Total interest income	3,337	3,405	6,338	6,804
Interest expense:
Deposits:
NOW and money market accounts	200	112	375	220
Savings deposits	48	34	93	67
Time deposits, $100,000 and over	123	111	211	237
Other time deposits	529	556	984	1,217
Federal funds purchased and securities sold under agreements to repurchase	14	3	20	12
Borrowings	67	96	154	195
Subordinated debentures	229	229	473	473
Total interest expense	1,210	1,141	2,310	2,421
Net interest income	2,127	2,264	4,028	4,383
Provision for loan losses	—	—	—	1,390
Net interest income after provision for loan losses	2,127	2,264	4,028	2,993
Noninterest income:
Service charges on deposit accounts	384	417	719	767
Other fee income	71	77	140	155
Mortgage loan servicing fees	13	69	31	90
Gains (losses) on sales/transfers of mortgage loans	11	(226)	28	(212)
Investment securities gains	63	27	63	27
Gains (losses) on sale of other real estate owned	6	(55)	(11)	(35)
Other	116	82	147	102
Total noninterest income	664	391	1,117	894
Noninterest expense:
Salaries and employee benefits	1,020	1,419	2,024	2,684
Net occupancy expense	178	183	357	368
Equipment expense	43	51	83	99
Data processing fees	172	179	337	380
Supplies expense	47	34	80	68
Communication and transportation expense	126	132	258	250
Marketing and advertising expense	67	76	120	129
Correspondent bank fees	67	44	127	98
Loan foreclosure and other real estate owned expense	64	916	116	1,440
Professional fees	166	136	313	302
Regulatory fees	38	24	80	46
Other	156	196	278	349
Total noninterest expense	2,144	3,390	4,173	6,213
Income (loss) before income tax expense-(benefit)	647	(735)	972	(2,326)
Income tax expense (benefit)	164	(342)	210	(1,035)
Net income (loss)	$483	$(393)	$762	$(1,291)
Basic and diluted earnings (loss) per share	$0.89	$(0.95)	$1.50	$(3.12)